January 7, 2019 Dear Fellow Stockholder, As we continue to look for more effective and efficient ways to communicate with our 150,000 shareholders, we have decided to expand the length of our 2019 January newsletter. This newsletter will provide a short recap of 2018 and management’s perspectives on a couple of key topics that we believe are of interest to many of our shareholders. This letter will also replace our yearly 10K Wrap/Annual Report, which was expensive to produce and mail. The Company’s year-end financials will be filed as usual in February as part of our 10K filing. We hope that this letter will provide a more transparent and engaging view of where we believe our business and industry are headed. We hope you enjoy this communication piece and if you have any questions about what we discuss in this letter, our performance or our strategy, please don’t hesitate to reach out to Dan Lombardo, the head of our Investor Relations team at dan.lombardo@inventrustproperties.com. In November, InvenTrust announced that the Board of Directors approved an approximately three percent increase to InvenTrust’s annual distribution rate in 2019, from $0.0716 per share to $0.0737 per share. Distributions payable on April 5, 2019 will be in the amount of $0.0184 per share to each stockholder of record as of the close of business on March 29, 2019. This is our third consecutive three percent increase in our annual distribution rate. The decision to increase our distribution underscores the Board’s continued belief in the Company’s strategy and performance. We are pleased to provide additional income to our shareholders from this investment. Also in November, we conducted a “Meet InvenTrust’s Management” investor meeting in San Francisco, CA. We have held more than a dozen of these investor meetings across the country over the past few years, giving over 30 percent of our shareholder base a chance to meet and speak with management face-to-face. These interactions are invaluable and give us an opportunity to listen to our shareholders directly and better understand their desires. In return, we are able to provide our stockholders with an in-depth review of InvenTrust’s strategy and future direction. From these meetings, we understand liquidity, increasing the distribution rate and increasing the estimated share value all rank high on the list of desires from our shareholders. We believe we have done our best to provide a balance between all these desires through multiple dividend increases, Dutch tenders and spin-offs. While these events have been a benefit to shareholders, the Board of Directors and management recognize that many shareholders have maintained their investment position in this company for over a decade and are waiting for InvenTrust to complete our journey to a full liquidity event. We continue to monitor key retail market indicators, among other things, for signs conditions are right to pursue a liquidity event. We look at our traded peers and where they are trading compared to their net asset value – as of December 26th the average discount was approximately -32%, with a range of -10% to -45%. We look at investment or money flow into the retail REIT sector – currently the sector is experiencing a negative outflow. We look at the IPO activity in the retail REIT space – currently it does not exist. We look at the overall health of the economy now and in the imminent future – currently the economy is showing strength but signs of a potential recession are starting to grow. All this may be disappointing to hear, but shareholders should feel confident IVT is ready to pursue a final liquidity event when the time is right. We also have learned there is still considerable concern from some of our shareholders about InvenTrust focusing its portfolio on retail assets. As one shareholder said at our recent meeting, “Why buy retail assets when everyone is going to purchase everything online?” It is a rational question, especially with how the media talks about Amazon and online shopping. But at InvenTrust we believe in grocery-anchored retail centers. First, as we have seen from past economic downturns, grocery-anchored portfolios are typically better able to handle recession periods. Necessity-based products and services (like grocery stores) are still in demand regardless of economic conditions, and that is the tenant type we have populating our centers. While 2018, generated many positive economic metrics, many experts are predicting a slowdown in 2019 and 2020. If a recession were to take place, we believe grocery-anchored assets are the right retail assets to be in compared to malls or office properties or hotels. Additionally, for all the hype about the challenges facing brick-n-mortar, open-air centers have performed well. Occupancy rates have increased five percent to 95% over the past half- dozen years and valuations for grocery-anchored centers in high foot traffic locations are at or near historical highs. There’s no question that retailers have been forced to adapt to e-commerce and the changing shopping patterns of consumers. E-commerce is also reshaping the way businesses think about real estate. As older business models and fads fade away, new more successful and fresh retail ideas emerge to take their place. This is not new for retail, it is always evolving. The best grocers and retailers are not standing still. They are focusing on meeting the evolving demands of consumers and the new ways in which they want to shop. A physical store still remains a critical component. They want to experience some parts of the shopping journey on their phone and others in the store. From national retail giants to small local stores, retailers are trying to find solutions to address these diverse needs. At InvenTrust, we are focused on grocery tenants who are well-positioned to adapt to these changing needs by redefining the customer experience and reimagining the store of the future. Implementation of digital programs and new technology is expensive and not every grocer is going to have the capital to invest in these new technologies, as a result they will risk losing market share. That is why at InvenTrust, when looking at new acquisitions or at potential property dispositions, we take a close look at the health of the grocer. If the grocer is a dominate grocer, we believe they are going to be able to invest in the technologies needed to maintain that position in the future. The second part of the equation, regardless of technology, is the old principle – location, location, location. Retailers need to be in locations where the people and jobs are and where job and population growth exists. There are “must-be” locations, where there is strong purchasing power and demand for goods and services. We believe InvenTrust has done a good job at refining our portfolio in top retail locations with strong demographics. While, we understand retail concepts will come and go and store closures will always be a factor when dealing with retail real estate, having a premier center in a market will always attract the new business or retail concepts to your asset. Moving forward, we will continue to be transparent with our communications and update our shareholders on our progress through letters, webcasts and additional face-to-face meetings. We believe InvenTrust has the right centers in the right markets to provide value for our stockholders, and our capital structure will allow us flexibility for our future. As always we appreciate and value your investment in our company.

Shareholder Survey InvenTrust wants to hear from you!! We are conducting a brief online survey to get a better understanding how shareholders receive their information on IVT and what ways the Company might communicate better with our investors. Please login to the following internet address to start this survey and thank you in advance for your participation - https://www.surveymonkey.com/r/LDSRFB5 Get Online Access and Go Paperless If you would like to receive your quarterly distribution letter, annual account statement and other stockholder communications electronically, please sign up for our e-delivery program. Stockholders will be notified by e-mail when a new document becomes available and you will be able to access it from your online account. The registration process is simple, just email investorrelations@inventrustproperties.com or call 855- 377-0510 to register. For those that have already enrolled in our e-delivery program, thank you. If your account is managed by Ameriprise Financial or LPL Financial, please use their proprietary portals to access your account online. As always, I thank you for your investment in InvenTrust. 4th Quarter Cash Distribution For the fourth quarter of 2018 a cash distribution equaling $0.0179 per share was paid out to all shareholders of record. If you have invested through a trustee, a distribution statement is enclosed. As always please feel free to contact us with any questions at 855-377-0510 or investorrelations@inventrustproperties.com. Sincerely, INVENTRUST PROPERTIES CORP. Thomas P. McGuinness President, CEO Forward-Looking Statements in this letter, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain and involve known and unknown risks that are difficult to predict. For a discussion of factors that could materially affect the outcome of the Company’s forward-looking statements and our future results and financial condition, see the Risk Factors included in the Company’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. You are cautioned not to place undue reliance on any forward-looking statements, which are made as of the date of this letter. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information, future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward looking statements.